EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

 We consent to the incorporation by reference in the registration statements of AVX Corporation on Form S-8 (File Nos. 33-97628, 33-98114, 33-98094, 33-99574, 333-00890 and 333-02808) of our
report dated May 13, 1997, on our audits of the consolidated financial statements of AVX Corporation as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



								/s/ COOPERS & LYBRAND L.L.P.
             Atlanta, Georgia

             June 6, 1997